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                                                                      EXHIBIT 12

                              PAGING NETWORK, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             SEPTEMBER 30,                  SEPTEMBER 30,
                                                      --------------------------      --------------------------
                                                         1997            1996            1997            1996
                                                      ----------      ----------      ----------      ----------
  Earnings:
   Loss before extraordinary item   . . . . . .       $  (29,401)     $  (21,994)     $  (98,678)     $  (52,632)
   Fixed charges, less capitalized interest   .           44,257          36,101         132,093         105,349
                                                      ----------      ----------      ----------      ----------
       Earnings . . . . . . . . . . . . . . . .       $   14,856      $   14,107      $   33,415      $   52,717
                                                      ==========      ==========      ==========      ==========

  Fixed charges:
   Interest expense, including interest
        capitalized   . . . . . . . . . . . . .       $   40,266      $   29,813      $  118,388      $   86,888
   Amortization of deferred financing costs   .            2,045           1,233           6,375           3,800
   Interest portion of rental expense   . . . .            5,846           5,055          17,230          14,661
                                                      ----------      ----------      ----------      ----------
       Fixed charges  . . . . . . . . . . . . .       $   48,157      $   36,101      $  141,993      $  105,349
                                                      ==========      ==========      ==========      ==========

   Ratio of earnings to fixed charges   . . . .                -               -               -               -
                                                      ==========      ==========      ==========      ==========

   Deficiency of earnings available to cover
       fixed charges  . . . . . . . . . . . . .       $  (33,301)     $  (21,994)     $ (108,578)     $  (52,632)
                                                      ==========      ==========      ==========      ==========

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